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                                                                     Exhibit 5.1

                                                                   July 12, 2005

Healthcare Acquisition Corp.
2116 Financial Center
666 Walnut Street
Des Moines, Iowa  50309

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-1 (File No. 333-124712), as amended (the "Registration Statement") filed by Healthcare Acquisition Corp. (the "Company"), a Delaware corporation, under the Securities Act of 1933, as amended (the "Act"), covering (i) 8,000,000 units, with each unit consisting of one share of the Company's common stock, par value $.0001 per share (the "Common Stock"), and one warrant to purchase one share of the Company's Common Stock (the "Warrants", and the shares of Common Stock underlying the Warrants, the "Warrant Shares") to the underwriters for whom Maxim Group LLC is acting as representative (collectively, the "Underwriters"),
(ii) up to 1,200,000 Units which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any, (the "Over-Allotment Units", collectively with the 8,000,000 units to be sold pursuant to the terms of the Registration Statement, the "Units"), (iii) up to 9,200,000 shares of Common Stock underlying the Units, (iv) up to 9,200,000 Warrants underlying the Units,
(v) up to 9,200,000 Warrant Shares, (vi) up to 400,000 Units (the "PO Units") which Maxim Group LLC will have the right to purchase (the "Purchase Option") for its own account or that of its designees, (vii) up to 400,000 shares of Common Stock and up to 400,000 Warrants issued as part of the PO Units (the "PO Shares" and the "PO Warrants", respectively) and (viii) up to 400,000 shares of Common Stock issuable upon exercise of the Warrants included in the PO Units (the "PO Warrant Shares").

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

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         Based upon the foregoing, we are of the opinion that:

         1. Units. When the Registration Statement becomes effective under the Act, when the terms of the Units and of their issuance and sale are duly established, and when such Units are duly executed and issued, delivered, sold and paid for, as contemplated by the Registration Statement, such Units will be validly issued, fully paid and non-assessable.

         2. Common Stock. When the Registration Statement becomes effective under the Act, and such Common Stock is duly issued, delivered, sold and paid for as part of the Units, as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

         3. Warrants and Warrant Shares. When the Registration Statement becomes effective under the Act, when the terms of the warrant agreement under which the Warrants are to be issued (the "Warrant Agreement") are duly established and the Warrant Agreement is duly executed and delivered, when the terms of the Warrants underlying the Units and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be duly issued, fully paid and non-assessable, and the Warrant Shares underlying such Warrants, when duly issued, delivered, sold and paid for upon exercise of such Warrants, as contemplated by the Warrant Agreement, such Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.

         4. Purchase Option. When the Registration Statement becomes effective under the Act, when the terms of the Purchase Option and of its issuance and sale are duly established and the Purchase Option is duly executed and issued, delivered, sold and paid for, as contemplated by the Registration Statement, such Purchase Option will be validly issued, fully paid and non-assessable.

         5. PO Units. When the Registration Statement has become effective under the Act, when the terms of the PO Units and of their issuance and sale are duly established, and when such PO Units are duly executed and issued, delivered, sold and paid for upon exercise of the Purchase Option, as contemplated by the Purchase Option and the Registration Statement, such PO Units will be validly issued, fully paid and non-assessable.

         6. PO Shares. When the Registration Statement becomes effective under the Act, the terms of the PO Shares underlying the PO Units and the sale thereof are duly established, and such PO Shares are duly issued, delivered, sold and paid for as part of such PO Units, as contemplated by the Purchase Option and the Registration Statement, the PO Shares will be validly issued, fully paid and non-assessable.

         7. PO Warrants and PO Warrant Shares. When the Registration Statement becomes effective under the Act, when the terms of the Warrant Agreement are duly established and the Warrant Agreement is duly executed and delivered, when the terms of the PO Warrants underlying the PO Units and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such PO Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered, sold and paid for as part of the PO Units, as contemplated by the Purchase Option and the Registration Statement, such PO Warrants will be validly issued, fully paid and non-assessable, and the PO Warrant Shares underlying such PO Warrants, when duly issued, delivered, sold and paid for upon exercise of such PO Warrants, as contemplated by the Warrant Agreement, such PO Warrants and the Registration Statement, will be validly issued, fully paid and non-assessable.

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         We are opining solely on all applicable statutory provisions of
Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

                                  Very truly yours,

                                  /s/ Ellenoff Grossman & Schole LLP
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                                  Ellenoff Grossman & Schole LLP